                                                                     EXHIBIT 24

                               POWER OF ATTORNEY

  KNOW ALL PEOPLE BY THESE PRESENTS that the undersigned, HAWAIIAN ELECTRIC INDUSTRIES, INC., a Hawaii corporation, and the officers and directors of said corporation whose names are signed hereto, hereby constitute and appoint ROBERT F. CLARKE, ROBERT F. MOUGEOT, CONSTANCE H. LAU, DAVID J. REBER and GREGORY R. KIM of Honolulu, Hawaii, and each of them, with full power of substitution in the premises (with full power to each of them to act alone), their true and lawful attorneys and agents, and in its and their name, place and stead, to do any and all acts and things and to execute any and all instruments and documents which said attorneys and agents or any of them may deem necessary or advisable to enable Hawaiian Electric Industries, Inc. to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with:

    (i) the registration under said Act of up to an additional 2,000,000 shares of Common Stock without par value of Hawaiian Electric Industries, Inc. for issuance pursuant to the Hawaiian Electric Industries, Inc. Dividend Reinvestment and Stock Purchase (the "Plan"), together with, if necessary or appropriate, the related rights to purchase shares of the Company's Series A Junior Participating Preferred Stock pursuant to the terms of the Rights Agreement, dated as of October 28, 1997 (the "Rights Agreement"), by and between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (said rights to be issued pursuant to the Rights Agreement referred to herein as the "Rights"), and to include in such registration statement pursuant to Rule 429 promulgated under the Securities Act a combined prospectus covering such 2,000,000 shares of Common Stock, plus the shares of Common Stock registered but not yet sold pursuant to Registration Statement No. 33-56561 together with the related Rights if necessary or appropriate, including specifically but without limiting the generality of the foregoing, power and authority to sign the name of Hawaiian Electric Industries, Inc. and the names of the undersigned officers and directors thereof, in the capacities indicated below, to the registration statement to be filed with the Securities and Exchange Commission in respect of the aforementioned securities, to any and all amendments (including pre- and post-effective amendments) and supplements to said registration statement (including specifically and without limiting the generality of the foregoing, any amendment or amendments changing the amount of shares for which registration is being sought) and to any instruments or documents filed as a part of or in connection with said registration statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorneys and agents or any of them shall do or cause to be done by virtue hereof; and

    (ii) the current registration under said Act of up to 2,500,000 shares of the Common Stock of Hawaiian Electric Industries, Inc. for issuance pursuant to the Plan (Regis. No. 33-56561), together with the related Rights if necessary or appropriate, including specifically but without limiting the generality of the foregoing, power and authority to sign the name of Hawaiian Electric Industries, Inc. and the names of the undersigned officers and directors thereof, in the capacities indicated below, to any and all post-effective amendments and supplements to said registration statement (including specifically and without limiting the generality of the foregoing, any amendment or amendments changing the amount of shares for which registration is being sought) and to any instruments or documents filed as a part of or in connection with said registration statement or amendments or supplements thereto and/or which operate pursuant to Rule 429 to amend said registration statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorneys and agents or any of them shall do or cause to be done by virtue hereof.

  IN WITNESS WHEREOF, Hawaiian Electric Industries, Inc. has caused this Power of Attorney to be executed in its name by its President and its Financial Vice President and attested by its Secretary, and the undersigned officers and directors of Hawaiian Electric Industries, Inc. have hereunto set their hands, as of the 18th day of December, 1997. This Power of Attorney may be executed in any number of counterparts by the corporation and by any one or more of the officers and directors named below.

                                          HAWAIIAN ELECTRIC INDUSTRIES, INC.
ATTEST:


                                          By /s/ Robert F. Clarke
/s/ Betty Ann M. Splinter                   -----------------------
-----------------------                   Robert F. Clarke
Betty Ann M. Splinter                     President and Principal
Secretary                                 Executive Officer

                                          By /s/ Robert F. Mougeot
                                            -----------------------
                                          Robert F. Mougeot
                                          Financial Vice President
                                          and Principal Financial Officer

        /s/ Robert F. Clarke             President, Principal Executive Officer and Director
 ______________________________________
            Robert F. Clarke

       /s/ Robert F. Mougeot             Financial Vice President and Principal Financial Officer
 ______________________________________
           Robert F. Mougeot

        /s/ Curtis Y. Harada             Controller and Principal Accounting Officer
 ______________________________________
            Curtis Y. Harada

         /s/ Don E. Carroll              Director
 ______________________________________
             Don E. Carroll

        /s/ Edwin L. Carter              Director
 ______________________________________
            Edwin L. Carter

       /s/ Richard Henderson             Director
 ______________________________________
           Richard Henderson

         /s/ Victor Hao Li               Director
 ______________________________________
             Victor Hao Li

         /s/ T. Michael May              Director
 ______________________________________
             T. Michael May

         /s/ Bill D. Mills               Director
 ______________________________________
             Bill D. Mills

       /s/ A. Maurice Myers              Director
 ______________________________________
            A. Maurice Myers


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

        /s/ Diane J. Plotts              Director
 ______________________________________
            Diane J. Plotts

         /s/ James K. Scott              Director
 ______________________________________
             James K. Scott

       /s/ Oswald K. Stender             Director
 ______________________________________
           Oswald K. Stender

        /s/ Kelvin H. Taketa             Director
 ______________________________________
            Kelvin H. Taketa

      /s/ Jeffrey N. Watanabe            Director
 ______________________________________
          Jeffrey N. Watanabe

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